EXHIBIT 10.24

               AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Amendment (this "Amendment") to that certain Membership Interest Purchase Agreement dated June 27, 2007 (the "Agreement") by and among Sense Holdings, Inc. (the "Company") and its wholly owned subsidiary China Chemical Group, Inc. and Shanghai Aohong Industry Co., Ltd. ("Aohong") and its members Mr. Aihua Hu and Mrs. Ying Ye is entered into on August 3, 2007.

The following recitals replace the recitals in the original Membership Interest Purchase Agreement:

                                    RECITALS
                                    --------

         WHEREAS, Aohong is organized under the laws of the People's Republic of China (the "PRC") and its business and operations which are the distribution and sale of coolants and refrigerants are located in China.

         WHEREAS, Aohong has two wholly owned subsidiaries, Shanghai Binghong Trading Co., Ltd. and Shanghai Wuling Environmental Material Co., Ltd.

         WHEREAS, Aohong has total net assets equivalent to approximately $3,642,524.

         WHEREAS, Hu and Ye are the sole members of Aohong, holding membership interests of 65.35% and 34.65%, respectively.

         WHEREAS, the Buyer is desirous of purchasing membership interests in Aohong for the consideration and pursuant to the terms and conditions hereof which shall equal 56.08% of the total membership interests of Aohong (the "Membership Interests").

         WHEREAS, Aohong and the Members are desirous of selling the Buyer such Membership Interests for the consideration and upon the terms and conditions hereof.

         WHEREAS, the Company will contribute total consideration of $4,567,500 in cash and stock consideration in compliance with all rules and regulations of the PRC.

The following sections amend the same sections in the original Membership Interest Purchase Agreement:

         1.2 Purchase Price. As full and complete consideration for the purchase of the Membership Interests Buyer will pay Aohong a total of approximately $4,567,500 in consideration as follows:

o  $800,000 shall be paid to Aohong on or before September 30, 2007; and

o  an additional $400,000 shall be paid to Aohong on or before June 30, 2008;
   and

o an additional $600,000 shall be paid to Aohong on or before December 31, 2008;

o  the remaining $1,580,000 shall be paid to Aohong on or before June 27, 2009.

o 12,500,000 shares of the Company's common shares upon execution of the Agreement valued at $1,187,500 ($.095 per share).

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment to the Advisory Agreement as of August 3, 2007.

                                        SENSE HOLDINGS, INC.

                                           By: /s/ Dore Scott Perler
                                               ---------------------
                                               Dore Scott Perler, President and
                                               Chief Executive Officer

                                        CHINA CHEMICAL GROUP, INC.

                                           By: /s/ Dore Scott Perler
                                               ---------------------
                                               Dore Scott Perler, President

                                        SHANGHAI AOHONG INDUSTRY CO., LTD.

                                           By: /s/ Aihua Hu
                                               ------------
                                               Aihua Hu, Member

                                           By: /s/ Ying Ye
                                               -----------
                                               Ying Ye, Member

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